EXHIBIT 99.3

EXECUTION COPY

SECURITY AGREEMENT

Dated April 25, 2001

From

The Grantors referred to herein

as Grantors

to

QUEST DIAGNOSTICS INCORPORATED

as Secured Party

T A B L E O F C O N T E N T S

Schedules

Schedule I -	Pledged Shares and Pledged Debt
Schedule II -	Assigned Agreements
Schedule III -	Locations of Equipment and Inventory
Schedule IV -	Chief Executive Office and Federal Tax Identification Number
Schedule V -	Patents, Trademarks and Trade Names, Copyrights and Licenses

Exhibits

Exhibit A -	Form of Security Agreement Supplement
Exhibit B -	Form of Consent and Agreement
Exhibit C -	Form of Intellectual Property Security Agreement
Exhibit D -	Form of Intellectual Property Security Agreement Supplement

SECURITY AGREEMENT

SECURITY AGREEMENT dated April __, 2001 made by MEDPLUS, INC., an Ohio corporation (the "Borrower"), the other Persons listed on the signature pages hereof and the Additional Grantors (as defined in Section 19) (the Borrower, the Persons so listed and the Additional Grantors being, collectively, the "Grantors") to QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation (the "Secured Party")

PRELIMINARY STATEMENTS.

(1) The Borrower has entered into a Credit Agreement dated as of April __, 2001 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "Credit Agreement") with the Lender (as defined therein).

(2) Pursuant to the Credit Agreement, the Grantors are entering into this Agreement in order to grant to the Secured Party a security interest in all of their personal property and fixtures now owned or hereafter acquired.

(3) Each Grantor is the owner of the shares (the "Initial Pledged Shares") of stock set forth opposite such Grantor's name on and as otherwise described in Part I of Schedule I hereto and issued by the corporations named therein and of the indebtedness (the "Initial Pledged Debt") set forth opposite such Grantor's name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein.

(4) It is a condition precedent to the making of Advances by the Lender under the Credit Agreement that the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

(5) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

(6) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York ("N.Y. Uniform Commercial Code") are used in this Agreement as such terms are defined in such Article 8 or 9.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to make Advances under the Credit Agreement from time to time, each Grantor hereby agrees as follows:

Section 1. Grant of Security. Each Grantor hereby assigns and pledges to the Secured Party, and hereby grants to the Secured Party a security interest in, such Grantor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the "Collateral"):

(a) all equipment in all of its forms (including, without limitation, all name specific items or types of equipment), all fixtures and all parts thereof and all accessions thereto (any and all such equipment, fixtures, parts and accessions being the "Equipment");

(b) all inventory in all of its forms, (including, without limitation, (i) all name specific items or types of inventory and raw materials and work in process therefor, finished goods thereof and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the "Inventory");

(c) all accounts, chattel paper, instruments, deposit accounts, general intangibles and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such accounts, chattel paper, instruments, deposit accounts, general intangibles or obligations (any and all such accounts, chattel paper, instruments, deposit accounts, general intangibles and obligations, to the extent not referred to in clause (d) or (e) below, being the "Receivables", and any and all such security agreements, leases and other contracts being the "Related Contracts");

(d) the following (the "Security Collateral"):

(i) the Initial Pledged Shares and the certificates, if any, representing the Initial Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Shares;

(ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

(iii) all additional shares of stock of any issuer of the Pledged Shares from time to time acquired by such Grantor in any manner (such shares, together with the Initial Pledged Shares, being the "Pledged Shares"), and the certificates, if any, representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

(iv) all additional indebtedness from time to time owed to such Grantor by any obligor of the Pledged Debt (such indebtedness, together with the Initial Pledged Debt, being the "Pledged Debt") and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

(v) all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property;

(e) each of the agreements listed on Schedule II hereto, and each Hedge Agreement to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the "Assigned Agreements"), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the "Agreement Collateral"); provided, however, that Agreement Collateral shall not include any contract, agreement, grant, or other document to the extent that such Grantor is expressly prohibited from granting a Lien thereon or applicable law provides for the involuntary forfeiture thereof in the event that a Lien is granted thereon without the consent of the appropriate Person or governmental authority; provided, further, that in the event of the termination or elimination of any prohibition or requirement for any consent contained in any law, rule, regulation, contract, agreement, grant or other document, or upon the granting of any consent, the contract, agreement, grant or other document so excluded from the definition of Agreement Collateral by virtue of the immediately preceding proviso shall (without any act or delivery by any Person) constitute Agreement Collateral hereunder;

(f) the following (collectively, the "Intellectual Property Collateral"):

(i) all United States, international and foreign patents, patent applications and statutory invention registrations, including, without limitation, the patents and patent applications set forth in Schedule V hereto (as such Schedule V may be supplemented from time to time by supplements to this Agreement, each such supplement being in substantially the form of Exhibit D hereto (an "IP Security Agreement Supplement"), executed and delivered by such Grantor to the Secured Party from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, all inventions therein, all rights therein provided by international treaties or conventions and all improvements thereto, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (the "Patents");

(ii) all trademarks (including, without limitation, service marks), certification marks, collective marks, trade dress, logos, domain names, product configurations, trade names, business names, corporate names and other source identifiers, whether or not registered, whether currently in use or not, including, without limitation, all common law rights and registrations and applications for registration thereof, including, without limitation, the trademark registrations and trademark applications set forth in Schedule V hereto (as such Schedule V may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by such Grantor to the Secured Party from time to time), and all other marks registered in the U.S. Patent and Trademark Office or in any office or agency of any State or Territory of the United States or any foreign country (but excluding any United States intent-to-use trademark application prior to the filing and acceptance of a Statement of Use or an Amendment to allege use in connection therewith to the extent that a valid security interest may not be taken in such an intent-to-use trademark application under applicable law), and all rights therein provided by international treaties or conventions, all reissues, extensions and renewals of any of the foregoing, together in each case with the goodwill of the business connected therewith and symbolized thereby, and all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (the "Trademarks");

(iii) all copyrights, copyright applications, copyright registrations and like protections in each work of authorship, whether statutory or common law, whether published or unpublished, any renewals or extensions thereof, all copyrights of works based on, incorporated in, derived from, or relating to works covered by such copyrights, including, without limitation, the copyright registrations and copyright applications set forth in Schedule V hereto including, without limitation, the trademark registrations and trademark applications set forth in Schedule V hereto (as such Schedule V may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by such Grantor to the Secured Party from time to time), together with all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (the "Copyrights");

(iv) all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (the "Trade Secrets");

(v) all computer software programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware, and documentation and materials relating thereto, and all rights with respect to the foregoing, together with any and all options, warranties, service contracts, program services, test rights, maintenance rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing (the "Computer Software");

(vi) all license agreements, permits, authorizations and franchises, whether with respect to the Patents, Trademarks, Copyrights, Trade Secrets or Computer Software, or with respect to the patents, trademarks, copyrights, trade secrets, computer software or other proprietary right of any other Person, including, without limitation, the license agreements set forth in Schedule V hereto (as such Schedule V may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by such Grantor to the Secured Party from time to time), and all income, royalties and other payments now or hereafter due and/or payable with respect thereto, subject, in each case, to the terms of such license agreements, permits, authorizations and franchises, (the "Licenses"); and

(vii) any and all claims for damages for past, present and future infringement, misappropriation or breach with respect to the Patents, Trademarks, Copyrights, Trade Secrets, Computer Software or Licenses, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(g) all proceeds of any and all of the Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) through (f) of this Section 1 and this clause (g)) and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.

Section 2. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor's Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) the Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall the Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Delivery and Control of Security Collateral. All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. The Secured Party shall have the right, at any time in its discretion and without notice to any Grantor, to transfer to or to register in the name of the Secured Party or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 11(a).

Section 5. Representations and Warranties. Each Grantor represents and warrants as follows:

(a) All of the Equipment and Inventory of such Grantor are located at the places specified therefor in Schedule III hereto, as such Schedule III may be amended from time to time pursuant to Section 7(a). The chief executive office of such Grantor, and the original copies of each Assigned Agreement and Related Contract to which such Grantor is a party and all originals of all chattel paper that evidence Receivables of such Grantor, are located at the address specified therefor in Schedule IV hereto, as such Schedule IV may be amended from time to time pursuant to Section 9(a). Such Grantor's federal tax identification number is set forth opposite such Grantor's name in Schedule IV hereto. All Security Collateral consisting of certificated securities and instruments have been delivered to the Secured Party. None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument.

(b) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to the Loan Documents or as otherwise permitted under the Credit Agreement. Such Grantor has the trade names listed on Schedule V hereto.

(c) Such Grantor has exclusive possession and control of the Equipment and Inventory other than Inventory stored at any leased premises or warehouse for which a landlord's or warehouseman's agreement, in form and substance satisfactory to the Secured Party, is in effect and which leased premises or warehouse is so indicated by an asterisk on Schedule III hereto, as such Schedule III may be amended from time to time pursuant to Section 7(a).

(d) The Pledged Shares pledged by such Grantor hereunder have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is evidenced by one or more promissary notes (which notes have been delivered to the Secured Party) and is not in default.

(e) The Initial Pledged Shares constitute the percentage of the issued and outstanding shares of stock of the issuers thereof indicated on Schedule I hereto as of the date hereof. The Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Grantor by the issuers thereof and is outstanding, as of the date hereof, in the principal amount indicated on Schedule I hereto as of the date hereof.

(f) All of the investment property owned by such Grantor as of the date hereof is listed on Schedule I hereto.

(g) The Assigned Agreements to which such Grantor is a party, true and complete copies of which (other than the Hedge Agreements) have been furnished to the Secured Party, have been duly authorized, executed and delivered by all parties thereto, have not been amended, amended and restated, supplemented or otherwise modified, are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms. There exists no default under any Assigned Agreement to which such Grantor is a party by any party thereto. Each party to the Assigned Agreements listed on Schedule II hereto to which such Grantor is a party other than the Grantors has executed and delivered to such Grantor a consent, in substantially the form of Exhibit C hereto or otherwise in form and substance satisfactory to the Secured Party, to the assignment of the Agreement Collateral to the Secured Party pursuant to this Agreement.

(h) All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral of such Grantor created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Secured Party a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral of such Grantor, securing the payment of the Secured Obligations.

(i) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the assignment, pledge and security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the assignment, pledge and security interest created hereunder (including the first priority nature of such assignment, pledge or security interest), except for the filing of financing and continuation statements under the Uniform Commercial Code, which financing statements have been duly filed and are in full force and effect, the recordation of the Intellectual Property Security Agreements referred to in Section 10(f) with the U.S. Patent and Trademark Office and the U.S. Copyright Office, which Agreements have been duly recorded and are in full force and effect and the actions described in Section 4 with respect to Security Collateral, which actions have been taken and are in full force and effect, or (iii) for the exercise by the Secured Party of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

(j) The Inventory that has been produced or distributed by such Grantor has been produced in compliance with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.

(k) As to itself and its Intellectual Property Collateral:

(i) The rights of such Grantor in or to the Intellectual Property Collateral do not conflict with, misappropriate or infringe upon the intellectual property rights of any third party, and no claim has been asserted that the use of such Intellectual Property Collateral does or may infringe upon the intellectual property rights of any third party.

(ii) Such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to the Intellectual Property Collateral and is entitled to use all such Intellectual Property Collateral without limitation, subject only to the license terms of the Licenses.

(iii) The Intellectual Property Collateral set forth on Schedule V hereto includes all of the patents, patent applications, trademark registrations and applications, copyright registrations and applications and Licenses owned by such Grantor.

(iv) The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of such Grantor's knowledge, is valid and enforceable. Such Grantor is not aware of any uses of any item of Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable.

(v) Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect throughout the world, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the U.S. Copyright Office and in corresponding national and international copyright offices. Such Grantor has used proper statutory notice in connection with its use of each patent, trademark and copyright of the Intellectual Property Collateral.

(vi) No action, suit, investigation, litigation or proceeding has been asserted or is pending or threatened against such Grantor (i) based upon or challenging or seeking to deny or restrict the use of any of the Intellectual Property Collateral, or (ii) alleging that any services provided by, processes used by, or products manufactured or sold by, such Grantor infringe upon or misappropriate any patent, trademark, copyright or any other proprietary right of any third party. To the best of such Grantor's knowledge, no Person is engaging in any activity that infringes upon or misappropriates the Intellectual Property Collateral or upon the rights of such Grantor therein. Except as set forth on Schedule V hereto, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any part of the Intellectual Property Collateral. The consummation of the transactions contemplated by the Loan Documents will not result in the termination or impairment of any of the Intellectual Property Collateral.

(vii) With respect to each License: (A) such License is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such License; (B) such License will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such License or otherwise give the licensor or licensee a right to terminate such License; (C) such Grantor has not received any notice of termination or cancellation under such License; (D) such Grantor has not received any notice of a breach or default under such License, which breach or default has not been cured; (E) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such License; and (F) neither such Grantor nor any other party to such License is in breach or default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such License.

(viii) To the best of such Grantor's acknowledge, (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor's Intellectual Property Collateral.

Section 6. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Party may request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted by such Grantor hereunder or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) mark conspicuously each document included in Inventory, each chattel paper included in Receivables, each Related Contract, each Assigned Agreement and, at the request of the Secured Party, each of its records pertaining to such Collateral with a legend, in form and substance satisfactory to the Secured Party, indicating that such document, chattel paper, Related Contract, Assigned Agreement or Collateral is subject to the security interest granted hereby; (ii) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Secured Party hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Secured Party; (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Secured Party may request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iv) deliver and pledge to the Secured Party certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; and (v) deliver to the Secured Party evidence that all other action that the Secured Party may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Grantor under this Agreement has been taken.

(b) Each Grantor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral of such Grantor without the signature of such Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c) Each Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Secured Party may reasonably request, all in reasonable detail.

Section 7. As to Equipment and Inventory. (a) Each Grantor will keep the Equipment and Inventory of such Grantor (other than Inventory sold in the ordinary course of business) at the places therefor specified in Section 5(a) or, upon 30 days' prior written notice to the Secured Party, at such other places in a jurisdiction where all action required by Section 10 shall have been taken with respect to such Equipment and Inventory (and, upon the taking of such action in such jurisdiction, Schedule III hereto shall be automatically amended to include such other places).

(b) Each Grantor will cause the Equipment of such Grantor to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and will forthwith, or in the case of any loss or damage to any of such Equipment as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Each Grantor will promptly furnish to the Secured Party a statement respecting any loss or damage exceeding $5,000 to any of the Equipment or Inventory of such Grantor.

(c) Each Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, the Equipment and Inventory of such Grantor, except to the extent payment thereof is not required by Section 5.01(b) of the Credit Agreement. In producing its Inventory, each Grantor will comply with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.

Section 8. Insurance. (a) Each Grantor will, at its own expense, maintain insurance with respect to the Equipment and Inventory of such Grantor in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Secured Party from time to time. Each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Secured Party and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses (except for losses of less than $25,000 per occurrence) to be paid directly to the Secured Party. Each such policy shall in addition (i) name such Grantor and the Secured Party as insured parties thereunder (without any representation or warranty by or obligation upon the Secured Party) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Secured Party notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (iii) provide that there shall be no recourse against the Secured Party for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to the Secured Party by the insurer. Each Grantor will, if so requested by the Secured Party, deliver to the Secured Party original or duplicate policies of such insurance and, as often as the Secured Party may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, each Grantor will, at the request of the Secured Party, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 6 and cause the insurers to acknowledge notice of such assignment.

(b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 8 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 8 is not applicable, the applicable Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received by or released to such Grantor shall be used by such Grantor, except as otherwise required hereunder or by the Credit Agreement, to pay or as reimbursement for the costs of such repairs or replacements.

(c) So long as no Default shall have occurred and be continuing, all insurance payments received by the Secured Party in connection with any loss, damage or destruction of any Inventory or Equipment will be released by the Secured Party to the applicable Grantor for the repair, replacement or restoration thereof, subject to such terms and conditions with respect to the release thereof as the Secured Party may reasonably require. To the extent that (i) the amount of any such insurance payments exceeds the cost of any such repair, replacement or restoration, or (ii) such insurance payments are not otherwise required by the applicable Grantor to complete any such repair, replacement or restoration required hereunder, the Secured Party will not be required to release the amount thereof to such Grantor. Upon the occurrence and during the continuance of any Default or the actual or constructive total loss (in excess of $25,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to the Secured Party and shall, in the Secured Party's sole discretion, (i) be released to the applicable Grantor to be applied as set forth in the first sentence of this subsection (c) or (ii) be held as additional Collateral hereunder or applied as specified in Section 17(b).

Section 9. Place of Perfection; Records; Collection of Receivables. (a) Each Grantor will keep its chief executive office, and originals of the Assigned Agreements, and Related Contracts to which such Grantor is a party and all originals of all chattel paper that evidence Receivables of such Grantor, at the location therefor specified in Section 5(a) or, upon 30 days' prior written notice to the Secured Party, at such other location in a jurisdiction where all actions required by Section 6 shall have been taken with respect to the Collateral of such Grantor (and, upon the taking of such action in such jurisdiction, Schedule IV hereto shall be automatically amended to include such other location). Each Grantor will hold and preserve its records relating to the Collateral, the Assigned Agreements, the Related Contracts and chattel paper and will permit representatives of the Secured Party at any time during normal business hours to inspect and make abstracts from such records and other documents.

(b) Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables and the Related Contracts. In connection with such collections, such Grantor may take (and, at the Secured Party's direction, will take) such action as such Grantor or the Secured Party may deem necessary or advisable to enforce collection of the Receivables and the Related Contracts; provided, however, that the Secured Party shall have the right at any time, upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Receivables or Related Contracts of the assignment of such Receivables or Related Contracts to the Secured Party and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Secured Party and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables or Related Contracts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of the notice from the Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Receivables and the Related Contracts of such Grantor shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Secured Party in the same form as so received (with any necessary indorsement) and if any Default shall have occurred and be continuing, applied as provided in Section 17(b) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any Obligor thereof, or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Receivables or the Related Contracts to any other indebtedness or obligations of the Obligor thereof.

Section 10. As to Intellectual Property Collateral. (a) With respect to each item of its Intellectual Property Collateral, each Grantor agrees to take, at its expense, all necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of each such item of Intellectual Property Collateral and maintain each such item of Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in the Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. No Grantor shall, without the written consent of the Secured Party, discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor's business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect, in which case, such Grantor will give prompt notice of any such abandonment to the Secured Party.

(b) Each Grantor agrees promptly to notify the Secured Party if such Grantor learns (i) that any item of the Intellectual Property Collateral may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Grantor's ownership of any of the Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same, or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any item of the Intellectual Property Collateral.

(c) In the event that any Grantor becomes aware that any item of the Intellectual Property Collateral is being infringed or misappropriated by a third party, such Grantor shall promptly notify the Secured Party and shall take such actions, at its expense, as such Grantor or the Secured Party deems reasonable and appropriate under the circumstances to protect such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

(d) Each Grantor shall use proper statutory notice in connection with its use of each item of its Intellectual Property Collateral. No Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.

(e) Each Grantor shall take all steps which it or the Secured Party deems reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

(f) With respect to its Intellectual Property Collateral, each Grantor agrees to execute an agreement, in substantially the form set forth in Exhibit C hereto (an "Intellectual Property Security Agreement"), for recording the security interest granted hereunder to the Secured Party in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

(g) Each Grantor agrees that, should it obtain an ownership interest in any item of the type set forth in Section 1(f) which is not on the date hereof a part of the Intellectual Property Collateral (the "After-Acquired Intellectual Property"), (i) the provisions of Section 1 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto, (iii) such Grantor shall give prompt written notice thereof to the Secured Party in accordance herewith and (iv) such Grantor shall execute and deliver to the Secured Party an IP Security Agreement Supplement covering such After-Acquired Intellectual Property as "Additional Collateral" thereunder and as defined therein, and shall record such IP Security Agreement Supplement with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

Section 11. Voting Rights; Dividends; Etc. (a) So long as no Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided however, that such Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all

(A) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

(B) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and

(C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Secured Party to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Secured Party as Security Collateral in the same form as so received (with any necessary indorsement).

(iii) The Secured Party will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of a Default:

(i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 11(a)(i) shall, upon notice to such Grantor by the Secured Party, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 11(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Secured Party, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 11(b) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Secured Party as Security Collateral in the same form as so received (with any necessary indorsement).

Section 12. As to the Assigned Agreements. (a) Each Grantor will at its expense:

(i) perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements to which it is a party in full force and effect, enforce the Assigned Agreements to which it is a party in accordance with the terms thereof and take all such action to such end as may be requested from time to time by the Secured Party; and

(ii) furnish to the Secured Party promptly upon receipt thereof copies of all notices, requests and other documents received by such Grantor under or pursuant to the Assigned Agreements to which it is a party, and from time to time (A) furnish to the Secured Party such information and reports regarding the Assigned Agreements and such other Collateral of such Grantor as the Secured Party may reasonably request and (B) upon request of the Secured Party make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.

(b) Each Grantor agrees that it will not, except to the extent otherwise permitted under the Credit Agreement:

(i) cancel or terminate any Assigned Agreement to which it is a party or consent to or accept any cancellation or termination thereof;

(ii) amend, amend and restate, supplement or otherwise modify any such Assigned Agreement or give any consent, waiver or approval thereunder;

(iii) waive any default under or breach of any such Assigned Agreement; or

(iv) take any other action in connection with any such Assigned Agreement that would impair the value of the interests or rights of such Grantor thereunder or that would impair the interests or rights of any Secured Party.

(c) Each Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge to the Secured Party of each Assigned Agreement to which it is a party by any other Grantor hereunder.

Section 13. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement, the Liens permitted under the Credit Agreement and Permitted Liens.

(b) Each Grantor agrees that it will (i) cause each issuer of the Pledged Shares pledged by such Grantor not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities.

Section 14. Secured Party Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Secured Party such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Secured Party's discretion, to take any action and to execute any instrument that the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to obtain and adjust insurance required to be paid to the Secured Party pursuant to Section 8,

(b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(d) to file any claims or take any action or institute any proceedings that the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Secured Party with respect to any of the Collateral.

Section 15. Secured Party May Perform. If any Grantor fails to perform any agreement contained herein, the Secured Party may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by such Grantor under Section 18(b).

Section 16. The Secured Party's Duties. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

Section 17. Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the N.Y. Uniform Commercial Code (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place and time to be designated by the Secured Party that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Assigned Agreements, the Receivables and the Related Contracts or otherwise in respect of the Collateral, including, without limitation, any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables and the Related Contracts. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by or on behalf of the Secured Party and all cash proceeds received by or on behalf of the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Secured Party pursuant to Section 18) in whole or in part by the Secured Party against, all or any part of the Secured Obligations. Any surplus of such cash or cash proceeds held by or on the behalf of the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Secured Party in the same form as so received (with any necessary indorsement).

(d) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill of the business connected with and symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Secured Party or its designee such Grantor's know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor's customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

Section 18. Indemnity and Expenses. (a) Each Grantor agrees to indemnify, defend and save and hold harmless the Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

(b) Each Grantor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

Section 19. Amendments; Waivers; Additional Grantors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a "Security Agreement Supplement"), (i) such Person shall be referred to as an "Additional Grantor" and shall be and become a Grantor hereunder and each reference in this Agreement and the other Loan Documents to "Grantor" shall also mean and be a reference to such Additional Grantor, and (ii) the supplemental schedules I, II, III, IV and V attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I, II, III, IV and V, respectively, hereto, and the Secured Party may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

Section 20. Notices; Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to, in the case of the Borrower or the Secured Party, addressed to it at its address specified in the Credit Agreement and, in the case of each Grantor other than the Borrower, addressed to it at its address set forth opposite such Grantor's name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, telecopied or confirmed by telex answerback, respectively, addressed as aforesaid; except that notices and other communications to the Secured Party shall not be effective until received by the Secured Party. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

Section 21. Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations and (ii) the Termination Date, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Secured Party hereunder, its respective successors, transferees and assigns.

Section 22. Release; Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), the Secured Party will, at such Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Default shall have occurred and be continuing, and (ii) such Grantor shall have delivered to the Secured Party, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Secured Party and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Secured Party may request.

(b) Upon the latest of (i) the payment in full in cash of the Secured Obligations and (ii) the Termination Date, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Secured Party will, at the applicable Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

Section 23. Security Interest Absolute. The obligations of each Grantor under this Agreement are independent of the Secured Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Grantor to enforce this Agreement, irrespective of whether any action is brought against such Grantor or any other Loan Party or whether such Grantor or any other Loan Party is joined in any such action or actions. All rights of the Secured Party and the other Secured Parties and the pledge, assignment and security interest hereunder, and all obligations of each Grantor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and each Grantor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any other Loan Party now or hereafter known to such Secured Party (each Grantor waiving any duty on the part of the Secured Parties to disclose such information);

(g) the failure of any other Person to execute this Agreement or any other Collateral Document, guaranty or agreement or the release or reduction of liability of any Grantor or other grantor or surety with respect to the Secured Obligations; or

(h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, such Grantor or any other Grantor or a third party grantor of a security interest.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

Section 24. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 25. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 26. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 27. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Secured Party in the negotiation, administration, performance or enforcement thereof.

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

MEDPLUS, INC. By _________________________________ Title:
Address for Notices: 8805 Governor's Hill Drive Suite 100 Cincinnati, OH 45249	CHARTMAXX, INC. By _________________________________ Title:
Address for Notices: 8805 Governor's Hill Drive Suite 100 Cincinnati, OH 45249	FUTURECORE, INC. By _________________________________ Title:
Address for Notices: 8805 Governor's Hill Drive Suite 100 Cincinnati, OH 45249	SYNERGIS ACQUISITION INC. By _________________________________ Title:
Address for Notices: 8805 Governor's Hill Drive Suite 100 Cincinnati, OH 45249	UNIVERSAL DOCUMENT MANAGEMENT SYSTEMS, INC. By _________________________________ Title:
Address for Notices: 8805 Governor's Hill Drive Suite 100 Cincinnati, OH 45249	DIALOGOS INCORPORATED By _________________________________ Title:
Address for Notices: 8805 Governor's Hill Drive Suite 100 Cincinnati, OH 45249	VALCOR ASSOCIATES, INC. By _________________________________ Title:

Schedule I to the
Security Agreement

PLEDGED SHARES AND PLEDGED DEBT

Part I

Grantor	Stock Issuer	Class of Stock	Par Value	Stock Certificate No(s)	Number of Shares	Percentage of Outstanding Shares

Part II

Grantor	Debt Issuer	Description of Debt	Debt Certificate No(s).	Final Maturity	Outstanding Principal Amount

Schedule II to the
Security Agreement

ASSIGNED AGREEMENTS

Grantor	Assigned Agreement

Schedule III to the
Security Agreement

LOCATIONS OF EQUIPMENT AND INVENTORY

[Name of Grantor]

Locations of Equipment:

Locations of Inventory:

[Name of Grantor]

Locations of Equipment:

Locations of Inventory:

[Etc.]

Schedule IV to the
Security Agreement

CHIEF EXECUTIVE OFFICE

AND FEDERAL TAX IDENTIFICATION NUMBER

Grantor	Chief Executive Office	Federal Tax Identification Number

Schedule V to the

Security Agreement

PATENTS, TRADEMARKS AND

TRADE NAMES, COPYRIGHTS AND LICENSES

Grantor	Patents	Country	Patent No.	Applic. No.	Filing Date	Issue Date

Grantor	Trademarks and Trade Names	Country	Mark	Reg. No.	Applic. No.	Filing Date	Issue Date

Grantor	Copyrights	Country	Title	Reg. No.	Applic. No.	Filing Date	Issue Date

Grantor	Licenses	Title	Date	Parties

Exhibit A to the

Security Agreement

FORM OF SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]

Quest Diagnostic Incorporated

One Malcolm Avenue

Teterboro, NJ 07608

Attn: ___________________

MedPlus, Inc.

Ladies and Gentlemen:

Reference is made to (i) the Credit Agreement dated as of April __, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among MedPlus, Inc., an Ohio corporation, as the Borrower and Quest Diagnostics Incorporated, a Delaware corporation, as the Lender, and (ii) the Security Agreement dated April __, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement") made by the Grantors from time to time party thereto in favor of Quest Diagnostic Incorporated (the "Secured Party"). Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement.

Section 1. Grant of Security. The undersigned hereby assigns and pledges to the Secured Party and hereby grants to the Secured Party a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

Section 2. Security for Obligations. The pledge and assignment of, and the grant of a security interest in, the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to the Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

Section 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules I, II, III, IV and V to Schedules I, II, III, IV and V, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct in all material respects.

Section 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 5 of the Security Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Grantor.

Section 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an "Additional Grantor" or a "Grantor" shall also mean and be a reference to the undersigned.

Section 6. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 7. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 8. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Secured Party in the negotiation, administration, performance or enforcement thereof.

Very truly yours, [NAME OF ADDITIONAL GRANTOR] By _________________________________ Title: Address for notices: ______________________ ______________________ ______________________

Exhibit B to the

Security Agreement

FORM OF CONSENT AND AGREEMENT

The undersigned hereby (a) acknowledges notice of, and consents to the terms and provisions of, the Security Agreement dated April __, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement", the terms defined therein being used herein as therein defined) from MedPlus, Inc. (the "Grantor") and certain other grantors from time to time party thereto to Quest Diagnostics Incorporated, as Secured Party (the "Secured Party"), (b) consents in all respects to the pledge and assignment to the Secured Party of all of the Grantor's right, title and interest in, to and under the Assigned Agreement (as defined below) pursuant to the Security Agreement, (c) acknowledges that the Grantor has provided it with notice of the right of the Secured Party in the exercise of its rights and remedies under the Security Agreement to make all demands, give all notices, take all actions and exercise all rights of the Grantor under the Assigned Agreement, and (d) agrees with the Secured Party that:

(i) The undersigned will make all payments to be made by it under or in connection with the __________ Agreement dated _______________, ____ (the "Assigned Agreement") between the undersigned and the Grantor in accordance with the instructions of the Secured Party.

(ii) All payments referred to in paragraph (i) above shall be made by the undersigned irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and the undersigned will not seek to recover from any Secured Party for any reason any such payment once made.

(iii) The Secured Party or its designee shall be entitled to exercise any and all rights and remedies of the Grantor under the Assigned Agreement in accordance with the terms of the Security Agreement, and the undersigned shall comply in all respects with such exercise.

(iv) The undersigned will not, without the prior written consent of the Secured Party, (A) cancel or terminate the Assigned Agreement or consent to or accept any cancellation or termination thereof, or (B) amend, amend and restate, supplement or otherwise modify the Assigned Agreement, except, in each case, to the extent otherwise permitted under the Credit Agreement referred to in the Security Agreement.

(v) In the event of a default by the Grantor in the performance of any of its obligations under the Assigned Agreement, or upon the occurrence or non-occurrence of any event or condition under the Assigned Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable the undersigned to terminate or suspend its obligations under the Assigned Agreement, the undersigned shall not terminate the Assigned Agreement until it first gives written notice thereof to the Secured Party and permits the Grantor and the Secured Party the period of time afforded to the Grantor under the Assigned Agreement to cure such default.

(vi) The undersigned shall deliver to the Secured Party, concurrently with the delivery thereof to the Grantor, a copy of each notice, request or demand given by the undersigned pursuant to the Assigned Agreement.

(vii) Except as specifically provided in this Consent and Agreement, neither the Secured Party nor any other Secured Party shall have any liability or obligation under the Assigned Agreement as a result of this Consent and Agreement, the Security Agreement or otherwise.

(viii) This Consent and Agreement shall be binding upon the undersigned and its successors and assigns, and shall inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Parties and their successors, transferees and assigns. This Consent and Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned has duly executed this Consent and Agreement as of the date set opposite its name below.

Dated: ____________________, _____	[NAME OF OBLIGOR] By _________________________________ Title:

Exhibit C to the

Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the "IP Security Agreement") dated April __, 2001, is made by the Persons listed on the signature pages hereof (collectively, the "Grantors") in favor of Quest Diagnostics Incorporated (the "Secured Party") for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, MedPlus, Inc. an Ohio corporation, has entered into a Credit Agreement dated as of April __, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), with Secured Party. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, as a condition precedent to the making of Advances by the Lender under the Credit Agreement, each Grantor has executed and delivered that certain Security Agreement dated April __, 2001 made by the Grantors to the Secured Party (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement").

WHEREAS, under the terms of the Security Agreement, Grantors have granted a security interest in, among other property, certain intellectual property of the Grantors to the Secured Party, and have agreed as a condition thereof to execute this IP Security Agreement covering such intellectual property for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1. Grant of Security. Each Grantor hereby grants to the Secured Party a security interest in and to all of such Grantor's right, title and interest in and to the following (the "Collateral"):

(i) the United States, international, and foreign patents, patent applications and patent licenses set forth in Schedule A hereto (as such Schedule A may be supplemented from time to time by supplements to the Security Agreement and this IP Security Agreement, each such supplement being in substantially the form of Exhibit D to the Security Agreement (an "IP Security Agreement Supplement"), executed and delivered by such Grantor to the Secured Party from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, and all rights therein provided by international treaties or conventions (the "Patents");

(i) the United States and foreign trademark and service mark registrations, applications, and licenses set forth in Schedule B hereto (as such Schedule B may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by such Grantor to the Secured Party from time to time) (the "Trademarks");

(iii) the copyrights, United States and foreign copyright registrations and applications and copyright licenses set forth in Schedule C hereto (as such Schedule C may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by such Grantor to the Secured Party from time to time) (the "Copyrights");

(iv) any and all claims for damages for past, present and future infringement, misappropriation or breach with respect to the Patents, Trademarks and Copyrights, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(v) any and all proceeds of the foregoing.

SECTION 2. Security for Obligations. The pledge and assignment of, and the grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. [Without limiting the generality of the foregoing, this IP Security Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and that would be owed by such Grantor to the Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this IP Security Agreement.

SECTION 4. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Secured Party with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 6. Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 7. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(a) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 8. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Secured Party in the negotiation, administration, performance or enforcement thereof.

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[NAME OF BORROWER] By ________________________________ Name: Title: Address for Notices: ___________________________________ ___________________________________ ___________________________________
[NAME OF GRANTOR] By ________________________________ Name: Title: Address for Notices: ___________________________________ ___________________________________ ___________________________________
[NAME OF GRANTOR] By ________________________________ Name: Title: Address for Notices: ___________________________________ ___________________________________ ___________________________________
[ETC.]

[ADD ACKNOWLEDGMENT FORM IF NEEDED]

Exhibit D to the

Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this "IP Security Agreement Supplement") dated ________, ____, is made by the Person listed on the signature page hereof (the "Grantor") in favor of Quest Diagnostics Incorporated (the "Secured Party").

WHEREAS, MedPlus, Inc., an Ohio corporation, has entered into a Credit Agreement dated as of April __, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), with the Secured Party. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, pursuant to the Credit Agreement, the Grantor and certain other Persons have executed and delivered that certain Security Agreement dated April __, 2001 made by the Grantor and such other Persons to the Secured Party (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"). To create a short form version of the Security Agreement covering certain intellectual property of the Grantor and such other Persons for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities, the Grantor and such other Persons have executed and delivered that certain Intellectual Property Security Agreement made by the Grantor and such other Persons to the Secured Party dated ________, ______ (as amended, amended and restated, supplemented or otherwise modified from time to time, the "IP Security Agreement").

WHEREAS, under the terms of the Security Agreement and the IP Security Agreement, the Grantor has granted a security interest in the Additional Collateral (as defined in Section 1 below) of the Grantor to the Secured Party and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1. Confirmation of Grant of Security. The Grantor hereby acknowledges and confirms the grant of a security interest to the Secured Party under the Security Agreement and the IP Security Agreement in and to all of the Grantor's right, title and interest in and to the following (the "Additional Collateral"):

(i) The United States, international, and foreign patents, patent applications, and patent licenses set forth in Schedule A hereto, together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, and all rights therein provided by international treaties or conventions (the "Patents");

(ii) The United States and foreign trademark and service mark registrations, applications, and licenses set forth in Schedule B hereto (the "Trademarks");

(iii) The copyrights, United States and foreign copyright registrations and applications and copyright licenses set forth in Schedule C hereto (the "Copyrights");

(iv) any and all claims for damages for past, present and future infringement, misappropriation or breach with respect to the Patents, Trademarks and Copyrights, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(v) any and all proceeds of the foregoing.

SECTION 2. Supplement to Security Agreement and IP Security Agreement. Schedule V to the Security Agreement and Schedule[s] [A,] [B and] [C] to the IP Security Agreement are each, effective as of the date hereof, hereby supplemented to add to such Schedules the Additional Collateral.

SECTION 3. Recordation. The Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer to record this IP Security Agreement Supplement.

SECTION 4. Governing Law. This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 5. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 6. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Secured Party in the negotiation, administration, performance or enforcement thereof.

IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[NAME OF GRANTOR] By ________________________________ Name: Title: Address for Notices: ___________________________________ ___________________________________ ___________________________________

[ADD ACKNOWLEDGMENT FORM IF NEEDED]